Exhibit 4.11
Form of
AMENDED AND RESTATED TRUST AGREEMENT
among
WILMINGTON TRUST CORPORATION,
as Sponsor
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Property Trustee
WELLS FARGO DELAWARE TRUST COMPANY,
as Delaware Trustee
the Administrators named herein
and the several Holders of the Trust Securities
Dated as of
WILMINGTON TRUST CAPITAL A

CROSS REFERENCE TABLE 1

Section of Trust
Indenture Act of	Section of
1939, as amended	Agreement
310 (a)(1)	8.7
(a) (2)	8.7
(a) (3)	8.9
(a) (4)	2.7(a) (ii)(E)
(b)	8.8; 10.10
(c)	Inapplicable
311(a)	8.13
(b)	8.13
(c)	Inapplicable
312(a)	5.7; 10.10
(b)	5.7; 10.10
(c)	5.7
313(a)	8.15 (a)
(b)	8.15(b)
(c)	10.8
(d)	Inapplicable
314(a)	8.16
(b)	Inapplicable
(c) (1)	8.17
(c) (2)	8.17
(c) (3)	Inapplicable
(d)	Inapplicable
(e)	1.1; 8.17
(f)	Inapplicable
315(a)	8.1(a); 8.1(d); 8.1(e); 8.3(a)
(b)	8.2; 10.8
(c)	8.1(a); 8.1(e)(iii)
(d)	8.1; 8.3
(e)	Inapplicable
316 (a)(1)	5.14(b)
(a) (2)	Inapplicable
(b)	5.14(c)
(c)	6.7
317(a)	8.14
(b)	5.9
318(a)	10.10
This Cross-Reference Table does not constitute part of the Agreement and shall not have any bearing upon the interpretation of any of its terms or provisions.

- i -

- ii -

- iii -

AMENDED AND RESTATED TRUST AGREEMENT
     AMENDED AND RESTATED TRUST AGREEMENT, dated as of                      among WILMINGTON TRUST CORPORATION, a Delaware corporation (including any successors or assigns, the “Sponsor”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as property trustee (in that capacity, the “Property Trustee”), WELLS FARGO DELAWARE TRUST COMPANY, a Delaware banking corporation, as Delaware trustee (in that capacity, the “Delaware Trustee”, and together with the Property Trustee, the “Issuer Trustees”), David R. Gibson, an individual, and Gerard A. Chamberlain, an individual, each of whose address is c/o Wilmington Trust Corporation, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890 as the initial Administrators (as hereinafter defined), and (v) the several Holders, as hereinafter defined.
WITNESSETH
     WHEREAS, the Sponsor, the Delaware Trustee, and the Administrators have heretofore duly declared and established a statutory trust pursuant to the Delaware Statutory Trust Act (the “Issuer Trust”) by entering into that certain Trust Agreement, dated as of December 5, 2008 (the “Original Trust Agreement”), and by the execution and filing by the Delaware Trustee with the Secretary of State of the State of Delaware of that certain Certificate of Trust, filed on December 5, 2008, attached as Exhibit A (the “Certificate of Trust”); and
     WHEREAS, the Sponsor, the Issuer Trustees, and the Administrators desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things: (a) the issuance of the Common Securities by the Issuer Trust to the Sponsor; (b) the issuance and sale of the Preferred Securities by the Issuer Trust pursuant to the Underwriting Agreement; and (c) the acquisition by the Issuer Trust from the Sponsor of all of the right, title, and interest in the Debentures;
     NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:
ARTICLE 1
DEFINED TERMS
     SECTION 1.1. Definitions.
     For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:
     (a) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
     (b) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (c) The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation;”
     (d) All accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;
     (e) Unless the context otherwise requires, any reference to an “Article,” a “Section,” or an “Exhibit” refers to an Article, a Section, or an Exhibit, as the case may be, of or to this Trust Agreement; and
     (f) The words “hereby,” “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section, or other subdivision.
     “Acceleration Event of Default” means any “Event of Default” specified in clauses (iv) through (vi) of Section 5.01 of the Indenture.
     “Act” has the meaning specified in Section 6.8.
     “Additional Amount” means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Sponsor on a Like Amount of Debentures for that period.
     “Additional Sums” has the meaning specified in Section 10.6 of the Indenture.
     “Administrator” means each of the individuals identified as an “Administrator” in the preamble to this Trust Agreement solely in that individual’s capacity as Administrator of the Issuer Trust and not in that individual’s individual capacity, that Administrator’s successor in interest in that capacity, or any successor Administrator appointed as provided herein.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with that specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Preferred Security, the rules and procedures of the Clearing Agency for that Global Preferred Security, in each case to the extent applicable to that transaction and as in effect from time to time.
     “Bankruptcy Event” means, with respect to any Person:
     (a) the entry of a decree or order by a court having jurisdiction in the premises judging that Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication, composition of or in respect of that Person under any applicable Federal or state bankruptcy, insolvency, reorganization, or other similar law, appointing a receiver, liquidator, assignee, trustee, sequestrator, or other similar official of that Person or of any substantial part of that Person’s property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or
     (b) the institution by that Person of proceedings to be adjudicated a bankrupt or insolvent, the consent by it to the institution of bankruptcy or insolvency proceedings against it, the filing by it of a petition, answer, or consent seeking reorganization or relief under any applicable Federal or state bankruptcy, insolvency, reorganization, or other similar law, the consent by it to the filing of any such petition, the appointment of a receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of that Person or of any substantial part of that Person’s property, the making by that Person of an assignment for the benefit of creditors, the admission by that Person in writing of that Person’s inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of action by the governing body or owners of that Person in furtherance of any such action.
     “Bankruptcy Laws” has the meaning specified in Section 10.9.
     “Board of Directors” means the board of directors of the Sponsor or any duly authorized committee of the board of directors of the Sponsor.
     “Business Day” means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in Wilmington, Delaware are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee’s Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.
     “Certificate of Trust” has the meaning specified in the recitals hereof, as amended from time to time.
     “Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. DTC will be the initial Clearing Agency.
     “Clearing Agency Participant” means a broker, dealer, bank, other financial institution, or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.
     “Closing Date” means the Time of Delivery, which date is also the date of execution and delivery of this Trust Agreement.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commission” means the Securities and Exchange Commission, as constituted from time to time, created under the Exchange Act or, if at any time after the execution of this instrument that Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, the body performing those duties at that time.
     “Common Securities Certificate” means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit B.

     “Common Securities Subscription Agreement” means the subscription agreement executed and delivered by the Sponsor and the Issuer Trust contemporaneously with the execution and delivery of this Trust Agreement, pursuant to which the Sponsor will agree to buy and the Issuer Trust will agree to sell the Common Securities.
     “Common Security” means a common undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution to the extent provided herein.
     “Corporate Trust Office” means (i) when used with respect to the Property Trustee, the office of the Property Trustee located in Wilmington, Delaware, and (ii) when used with respect to the Debenture Trustee, the office of the Debenture Trustee located in Wilmington, Delaware.
     “Debenture Event of Default” means any “Event of Default” specified in Section 5.1 of the Indenture.
     “Debenture Purchase Agreement” means the debenture purchase agreement executed and delivered by the Sponsor and the Issuer Trust contemporaneously with the execution and delivery of this Trust Agreement, pursuant to which the Sponsor will agree to issue and the Issuer Trust will agree to purchase the Debentures.
     “Debenture Redemption Date” means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption of those Debentures under the Indenture.
     “Debenture Trustee” means Wells Fargo Bank, National Association, solely in its capacity as trustee pursuant to the Indenture and not in its individual capacity, or its successor in interest in that capacity, or any successor trustee appointed as provided in the Indenture.
     “Debentures” means the Sponsor’s                     % Junior Subordinated Debentures due 20___, issued pursuant to the Indenture.
     “Definitive Preferred Securities Certificates” means either or both (as the context requires) of: (i) Preferred Securities issued as Global Preferred Securities Certificates as provided in Section 5.11; and (ii) Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.13.
     “Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss.3801 et seq., as it may be amended from time to time.
     “Delaware Trustee” means the Person identified as the “Delaware Trustee” in the preamble to this Trust Agreement, solely in its capacity as Delaware Trustee of the Issuer Trust and not in its individual capacity, or its successor in interest in that capacity, or any successor Delaware trustee appointed as provided herein.
     “Direct Action” has the meaning specified in Section 5.14(c).
     “Distribution Date” has the meaning specified in Section 4.1(a)(i).

     “Distribution Period” means the period of time beginning on any Distribution Date and ending on the day immediately preceding the next succeeding Distribution Date.
     “Distributions” means amounts payable in respect of the Trust Securities as provided in Section 4.1.
     “DTC” means The Depository Trust Company.
     “Early Dissolution Event” has the meaning specified in Section 9.2.
     “Event of Default” means any one of the following events, whatever the reason for that event and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body:
     (a) the occurrence of a Debenture Event of Default;
     (b) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of that default for a period of 30 days;
     (c) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable;
     (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in this Trust Agreement other than those specified in clause (b) or (c) above and continuation of that default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer Trustees and to the Sponsor by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Preferred Securities a written notice specifying that default or breach, requiring it to be remedied, and stating that such notice is a “Notice of Default” hereunder; or
     (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.
     “Exchange Act” means the Securities Exchange Act of 1934, and any successor statute thereto, in each case as amended and in effect from time to time.
     “Expiration Date” has the meaning specified in Section 9.1.
     “Federal Reserve Board” means the Board of Governors of the Federal Reserve System, as constituted from time to time, or if at any time after the execution of this Trust Agreement the Federal Reserve Board is not existing and performing the duties now assigned to it, the body performing those duties at that time.
     “Global Preferred Securities Certificate” means a Preferred Securities Certificate issued to a Clearing Agency pursuant to Section 2.4 evidencing record ownership of Preferred Securities substantially in the form attached as Exhibit C.

     “Global Preferred Security” means a Preferred Security, the ownership and transfers of which shall be made through book-entry by a Clearing Agency as described in Section 5.11.
     “Guarantee” means the Guarantee Agreement executed and delivered by the Sponsor and Wells Fargo Bank, National Association, as guarantee trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Preferred Securities, as amended from time to time.
     “Holder” means a Person in whose name a Trust Security or Trust Securities are registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Statutory Trust Act.
     “Indemnified Person” has the meaning specified in Section 8.6(c).
     “Indenture” means the Junior Subordinated Indenture, dated as of ___, 20___, between the Sponsor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.
     “Investment Company Act” means the Investment Company Act of 1940, or any successor statute thereto, in each case as amended and in effect from time to time.
     “Issuer Letter of Representations” means the agreement among the Issuer Trust and DTC, as the initial Clearing Agency, dated as of the Closing Date, or such other agreement as may be entered into from time to time among the Issuer Trust, the Sponsor, and DTC, as the same be amended or supplemented from time to time.
     “Issuer Trust” means the Delaware statutory trust known as “Wilmington Trust Capital A” which was created under the Delaware Statutory Trust Act pursuant to the Original Trust Agreement and the filing of the Certificate of Trust and the Original Trust Agreement, and continued pursuant to this Trust Agreement.
     “Issuer Trustees” means, collectively, the Property Trustee and the Delaware Trustee.
     “Lien” means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest, preference, priority, or other security agreement.
     “Like Amount” means (a) with respect to a redemption of any Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of those Trust Securities, (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom those Debentures are distributed, and (c) with respect to any distribution of Additional Amounts to Holders of Trust Securities, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which that distribution is made.

     “Liquidation Amount” means the stated amount of $1,000 per Trust Security.
     “Liquidation Date” means the date of the termination of the Issuer Trust pursuant to Section 9.4.
     “Liquidation Distribution” has the meaning specified in Section 9.4(d).
     “Majority in Liquidation Amount of the Preferred Securities” or “Majority in Liquidation Amount of the Common Securities” means, except as provided by the Trust Indenture Act, Preferred Securities or Common Securities, as the case may be, representing more than 50% of the aggregate Liquidation Amount of all then Outstanding Preferred Securities or Common Securities, as the case may be.
     “Majority Holders” means the Owners of Preferred Securities Certificates representing beneficial interests aggregating at least a Majority in Liquidation Amount of the Preferred Securities.
     “Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chairman of the Board, the President, a Vice Chairman of the Board, or a Vice President of that Person, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary, or an Assistant Secretary of that Person. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:
     (a) a statement by each officer signing the Officers’ Certificate that such officer has read the covenant or condition and the definitions relating thereto;
     (b) a brief statement of the nature and scope of the examination or investigation undertaken by that officer in rendering the Officers’ Certificate;
     (c) a statement that such officer has made such examination or investigation as, in that officer’s opinion, is necessary to enable that officer to express an informed opinion as to whether or not that covenant or condition has been complied with; and
     (d) a statement as to whether, in the opinion of that officer, that condition or covenant has been complied with.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for or an employee of the Sponsor or any Affiliate of the Sponsor.
     “Original Trust Agreement” has the meaning specified in the recitals to this Trust Agreement.
     “Outstanding,” when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

     (a) Trust Securities theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation;
     (b) Trust Securities for whose redemption funds in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent; provided that, if those Trust Securities are to be redeemed, notice of that redemption has been duly given pursuant to this Trust Agreement; and
     (c) Trust Securities that have been paid or in exchange for or in lieu of which other Preferred Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.11, and 5.13; provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent, or waiver hereunder, Preferred Securities owned by the Sponsor, any Administrator, any Issuer Trustee, or any Affiliate of the Sponsor or any Issuer Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Issuer Trustee or Administrator is protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Preferred Securities that such Issuer Trustee or Administrator knows to be so owned shall be so disregarded, and (b) the foregoing shall not apply at any time when all of the outstanding Preferred Securities are owned by the Sponsor, one or more of the Issuer Trustees, one or more of the Administrators, and/or any such Affiliate. Preferred Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrators the pledgee’s right so to act with respect to those Preferred Securities and that the pledgee is not the Sponsor or any Affiliate of the Sponsor.
     “Owner” means each Person who is the beneficial owner of Global Preferred Securities as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with that Clearing Agency (directly or indirectly, in accordance with the rules of that Clearing Agency).
     “Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 5.9 and shall initially be the Property Trustee.
     “Payment Account” means a segregated non-interest-bearing corporate trust account established for the Property Trustee with the Paying Agent for the benefit of the Holders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.
     “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, company, limited liability company, trust, statutory or business trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of any nature whatsoever.
     “Preferred Securities Certificate” means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit C.

     “Preferred Security” means a preferred undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution to the extent provided herein.
     “Property Trustee” means the Person identified as the “Property Trustee” in the preamble to this Trust Agreement, solely in its capacity as Property Trustee of the Issuer Trust and not in its individual capacity, its successor in interest in that capacity, or any successor property trustee appointed as provided herein.
     “Redemption Date” means, with respect to any Trust Security to be redeemed, the date fixed for that redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.
     “Redemption Price” means, with respect to any Trust Security, the Liquidation Amount of that Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, required to be paid by the Sponsor upon the concurrent redemption of a Like Amount of Debentures.
     “Relevant Trustee” shall have the meaning specified in Section 8.10.
     “Responsible Officer,” when used with respect to the Property Trustee, means any officer of the Property Trustee with direct responsibility for the administration of this Trust Agreement and also means, with respect to a particular corporate trust matter, any other officer of the Property Trustee to whom that matter is referred because of his knowledge of and familiarity with the particular subject.
     “Securities Act” means the Securities Act of 1933, and any successor statute thereto, in each case as amended and in effect from time to time.
     “Securities Register” has the meaning specified in Section 5.4.
     “Securities Registrar” has the meaning specified in Section 5.4.
     “Sponsor” has the meaning specified in the preamble to this Trust Agreement.
     “Successor Securities” has the meaning specified in Section 9.5.
     “Time of Delivery” has the meaning specified in the Underwriting Agreement.
     “Trust Agreement” means this Amended and Restated Trust Agreement, as the same may be modified, amended, or supplemented in accordance with the applicable provisions hereof, including: (a) all exhibits; and (b) for all purposes of this Trust Agreement and any such modification, amendment, or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment, or supplement, respectively.

     “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after that date, to the extent required by any such amendment, “Trust Indenture Act” means the Trust Indenture Act of 1939 as so amended.
     “Trust Property” means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account, and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.
     “Trust Security” means any one of the Common Securities or the Preferred Securities.
     “Trust Securities Certificate” means any one of the Common Securities Certificates or the Preferred Securities Certificates.
     “Underwriting Agreement” means the Underwriting Agreement, dated as of                     , among the Issuer Trust, the Sponsor, and                     , as representative of the underwriters named therein, and also shall include any related pricing agreement.
     “Vice President,” when used with respect to the Sponsor, means any duly appointed vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
ARTICLE 2
CONTINUATION OF THE ISSUER TRUST
     SECTION 2.1. Name.
     The trust continued hereby shall be known as “Wilmington Trust Capital A,” as such name may be modified from time to time by the Administrators following written notice to the Holders and the Issuer Trustees, in which name the Administrators and the Issuer Trustees may conduct the business of the Issuer Trust, make and execute contracts and other instruments on behalf of the Issuer Trust, and sue and be sued.
     SECTION 2.2. Office of the Delaware Trustee; Principal Place of Business.
     The address of the Delaware Trustee in the State of Delaware is 919 North Market Street, Suite 1600, Wilmington, DE 19801, Attention: Corporate Trust Services, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Sponsor, the Property Trustee, and the Administrators. The principal executive office of the Issuer Trust is Rodney Square North, 1100 North Market Street, Wilmington, DE 19890.
     SECTION 2.3. Initial Contribution of Trust Property; Organizational Expenses.
     The Issuer Trustees acknowledge receipt from the Sponsor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Sponsor shall pay organizational expenses of the Issuer Trust as they arise or shall, upon request of any Issuer Trustee, promptly reimburse that Issuer Trustee for any such expenses paid by that Issuer Trustee. The Sponsor shall make no claim upon the Trust Property for the payment of such expenses.
     SECTION 2.4. Issuance of the Preferred Securities.
     On                     , the Sponsor, both on its own behalf and on behalf of the Issuer Trust pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrator, on behalf of the Issuer Trust, shall execute in accordance with Sections 5.2, 5.3, and 8.9(a) and deliver to the Property Trustee for authentication and the Property Trustee will deliver to the Underwriters named in the Underwriting Agreement a Global Preferred Securities Certificate, registered in the name of the nominee of the initial Clearing Agency, in an aggregate number of                      Preferred Securities having an aggregate Liquidation Amount of $                    , against payment of the purchase price therefor in immediately available funds, which funds that Administrator shall promptly deliver to the Property Trustee (or the Paying Agent on behalf of the Property Trustee, if a Paying Agent has been appointed). On any one or more dates after the execution and delivery of this Trust Agreement, additional Global Preferred Securities Certificates representing Preferred Securities may be issued in accordance with Section 5.3, registered in the name of the nominee of the Clearing Agency, against receipt by the Property Trustee of payment of the purchase price determined by the Sponsor.
     SECTION 2.5. Issuance of the Common Securities; Subscription and Purchase of Debentures.
     Contemporaneously with the execution and delivery of this Trust Agreement, an Administrator, on behalf of the Issuer Trust, shall execute in accordance with Section 5.3 and deliver to the Sponsor Common Securities Certificates, registered in the name of the Sponsor, in an aggregate amount of                      Common Securities having an aggregate Liquidation Amount of $                    , against payment by the Sponsor of the purchase price therefor in immediately available funds, which amount that Administrator shall promptly deliver to the Property Trustee. Contemporaneously therewith, an Administrator, on behalf of the Issuer Trust, shall subscribe to and purchase from the Sponsor Debentures registered in the name of the Issuer Trust and having an aggregate principal amount equal to $                     and deliver to the Sponsor the purchase price therefor in an amount equal to the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4 and (ii) the first sentence of this Section 2.5. In connection with any subsequent issuance of Preferred Securities as set forth in the last sentence of Section 2.4, an Administrator, on behalf of the Issuer Trust, shall, contemporaneously with any such additional issuance, subscribe to and purchase from the Sponsor Debentures, registered in the name of the Issuer Trust, having an aggregate principal amount equal to the aggregate Liquidation Amount of Preferred Securities being issued by the Issuer Trust pursuant to the last sentence of Section 2.4 against payment of a purchase price equal to the aggregate purchase price of the Preferred Securities being so issued.

     SECTION 2.6. Declaration of Trust.
     The exclusive purposes and functions of the Issuer Trust are: (a) to issue and sell Trust Securities; (b) use the proceeds from that sale to acquire the Debentures; and (c) to engage in those activities necessary, convenient, or incidental thereto. The Sponsor hereby appoints the Issuer Trustees as trustees of the Issuer Trust, to have all the rights, powers, and duties to the extent set forth herein, and the Issuer Trustees hereby accept that appointment. The Sponsor hereby appoints the Administrators as agents of the Issuer Trust, to have all the rights, powers, and duties to the extent set forth herein, and the administrators hereby accept that appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Issuer Trust and the Holders. The Administrators shall have all rights, powers, and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Issuer Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Property Trustee or the Administrators set forth herein. The Delaware Trustee shall be one of the trustees of the Issuer Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Statutory Trust Act and for taking those actions as are required to be taken by a Delaware trustee under the Delaware Statutory Trust Act.
     SECTION 2.7. Authorization to Enter into Certain Transactions.
     (a) The Property Trustee and Administrators shall conduct the affairs of the Issuer Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions (i) and (ii), the Property Trustee and Administrators shall have the authority to enter into all transactions and agreements determined by the Property Trustee or Administrators to be appropriate in exercising the authority, express or implied, otherwise granted to the Property Trustee or that Administrator under this Trust Agreement, and to perform all acts in furtherance thereof, including the following:
          (i) Each Administrator shall have the power and authority to act on behalf of the Issuer Trust with respect to the following matters:
               (A) the issuance and sale of the Trust Securities;
               (B) causing the Issuer Trust to enter into and execute, deliver, and perform on behalf of the Issuer Trust the Underwriting Agreement, the Common Securities Subscription Agreement, the Debenture Purchase Agreement, the Issuer Letter of Representations and those other agreements as may be necessary or desirable in connection with the purposes and function of the Issuer Trust;
               (C) assisting in the registration of the Preferred Securities under the Securities Act and under state securities or blue sky laws, and the qualification of this Trust Agreement under the Trust Indenture Act;
               (D) assisting in the listing of the Preferred Securities upon such securities exchange or exchanges as shall be determined by the Sponsor, with the registration of the Preferred Securities under the Exchange Act, if required, and with the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;
               (E) assisting in the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Trust Agreement;
               (F) the appointment of a Paying Agent and Securities Registrar in accordance with this Trust Agreement;
               (G) execution of the Trust Securities on behalf of the Issuer Trust in accordance with this Trust Agreement;
               (H) execution and delivery of closing certificates, if any, pursuant to the Underwriting Agreement and application for a taxpayer identification number for the Issuer Trust;
               (I) unless otherwise determined by the Sponsor, the Property Trustee, or the Administrators or as otherwise required by the Delaware Statutory Trust Act or the Trust Indenture Act, executing on behalf of the Issuer Trust (either acting alone or together with any or all of the Administrators) any documents that the Administrators have the power to execute pursuant to this Trust Agreement; and
               (J) taking any action incidental to the foregoing as the Administrators or the Issuer Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement.
          (ii) The Property Trustee shall have the power, duty, and authority to act on behalf of the Issuer Trust with respect to the following matters:
               (A) the establishment of the Payment Account;
               (B) the receipt of the Debentures;
               (C) the collection of interest, principal, and any other payments made in respect of the Debentures and holding those amounts in the Payment Account;
               (D) the distribution through the Paying Agent of amounts distributable to the Holders in respect of the Trust Securities;
               (E) the exercise of all of the rights, powers, and privileges of a holder of the Debentures;
               (F) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Trust Agreement;
               (G) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

               (H) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Issuer Trust and the preparation, execution, and filing of a certificate of cancellation with the Secretary of State of the State of Delaware;
               (I) after an Event of Default (other than under paragraph (b), (c), (d), or (e) of the definition of that term if that Event of Default is by or with respect to the Property Trustee) the taking of any action incidental to the foregoing as the Property Trustee may determine is necessary or advisable from time to time to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder); and
               (J) except as otherwise provided in this Section 2.7(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers, or the authority of the Administrators set forth in Section 2.7(a)(i).
     (b) As long as this Trust Agreement remains in effect, the Issuer Trust (or the Issuer Trustees or Administrators acting on behalf of the Issuer Trust) shall not undertake any business, activities, or transactions except as expressly provided herein or contemplated hereby. In particular, neither the Issuer Trustees nor the Administrators, in each case acting on behalf of the Issuer Trust, shall: (i) acquire any investments or engage in any activities not authorized by this Trust Agreement; (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off, or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein; (iii) take any action that would reasonably be expected to cause the Issuer Trust to become taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes; (iv) incur any indebtedness for borrowed money or issue any other debt; (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property; (vi) invest any proceeds received by the Issuer Trust from holding the Debentures, but shall distribute all such proceeds to Holders of Trust Securities pursuant to the terms of this Trust Agreement and the Trust Securities; (vii) acquire any assets other than the Trust Property; (viii) possess any power or otherwise act in such a way as to vary the Trust Property; (ix) possess any power or otherwise act in such a way as to vary the terms of the Trust Securities in any way whatsoever (except to the extent expressly authorized in this Trust Agreement or by the terms of the Trust Securities); or (x) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Issuer Trust other than the Trust Securities. The Administrators on behalf of the Issuer Trust shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interests of the Issuer Trust or the Holders in their capacity as Holders.
     (c) In connection with the issuance and sale of the Preferred Securities, the Sponsor shall have the right and responsibility to assist the Issuer Trust with respect to, or effect on behalf of the Issuer Trust, the following, and any actions taken by the Sponsor in furtherance of the following prior to the date of this Trust Agreement hereby are ratified and confirmed in all respects:
          (i) the preparation and filing by the Issuer Trust with the Commission and the execution on behalf of the Issuer Trust of a registration statement on the appropriate form in relation to the Preferred Securities, including any amendments thereto and the taking of any action necessary or desirable to sell the Preferred Securities in a transaction or a series of transactions pursuant thereto;
          (ii) the determination of the states in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and the determination of any and all such actions, other than actions that must be taken by or on behalf of the Issuer Trust, and the advice to the Issuer Trust of actions they must take on behalf of the Issuer Trust, and the preparation for execution and filing of any documents to be executed and filed by the Issuer Trust or on behalf of the Issuer Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such states;
          (iii) the preparation for filing by the Issuer Trust and execution on behalf of the Issuer Trust of an application to the New York Stock Exchange, Nasdaq Global Market, or any other national stock exchange or automated quotation system for listing upon notice of issuance of any Preferred Securities and filing with that exchange or self-regulatory organization such notification and documents as may be necessary from time to time to maintain this listing;
          (iv) if applicable, the preparation for filing by the Issuer Trust with the Commission and the execution on behalf of the Issuer Trust of a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;
          (v) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Preferred Securities; and
          (vi) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.
     (d) Notwithstanding anything herein to the contrary, each of the Administrators is authorized and directed to conduct the affairs of the Issuer Trust and to operate the Issuer Trust so that the Issuer Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act, will not be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes, and so that the Debentures will be treated as indebtedness of the Sponsor for United States Federal income tax purposes. In this connection, the Sponsor and the Administrators are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust, or this Trust Agreement, that they determine in their discretion to be necessary or desirable for such purposes, as long as that action does not adversely affect in any material respect the interests of the Holders of the Outstanding Preferred Securities. In no event shall the Sponsor, the Issuer Trustees or the Administrators be liable to the Issuer Trust or the Holders for any failure to comply with this section that results from a change in law or regulation or the interpretation thereof.
     SECTION 2.8. Assets of Trust.
     The assets of the Issuer Trust shall consist solely of the Trust Property.

     SECTION 2.9. Title to Trust Property.
     Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee in trust for the benefit of the Issuer Trust and the Holders in accordance with this Trust Agreement.
ARTICLE 3
PAYMENT ACCOUNT
     SECTION 3.1. Payment Account.
     (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account with the Paying Agent. The Property Trustee and the Paying Agent shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee or the Paying Agent (on behalf of the Property Trustee) in the Payment Account for the exclusive benefit of the Holders and for distribution as provided herein, including and subject to any priority of payments provided for herein.
     (b) The Property Trustee shall deposit or cause to be deposited in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.
ARTICLE 4
DISTRIBUTIONS; REDEMPTION
     SECTION 4.1. Distributions.
     (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including of Additional Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including of Additional Interest, as defined in the Indenture) are made on the Debentures. Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Issuer Trust available for the payment of Distributions.
          (i) Distributions shall accumulate from                      and, except in the event and to the extent that the Sponsor exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable                      in arrears on                      and                      of each year, commencing on                     . If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of that Distribution shall be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of any such delay, with the same force and effect as if made on the date on which that payment was originally payable (each date on which distributions are payable in accordance with this Section 4.1(a), a “Distribution Date”).

          (ii) In the event and to the extent the Sponsor exercises its right under the Indenture to defer the payment of interest on the Debentures, Distributions on the Preferred Securities shall be deferred but shall continue to accumulate. Distributions on the Trust Securities shall be payable at a rate per annum equal to the applicable rate of interest on the Debentures. The amount of Distributions payable for any full period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions for any partial period shall be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months. The amount of Distributions payable for any period shall include the Additional Amounts, if any.
          (iii) Distributions on the Trust Securities shall be made by the Paying Agent from the Payment Account and shall be payable on each Distribution Date only to the extent the Issuer Trust has funds then on hand and available in the Payment Account for the payment of those Distributions.
     (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date for that Distribution Date, which shall be one Business Day prior to that Distribution Date; provided, however, that in the event the Preferred Securities do not remain in the form of Global Preferred Securities Certificates, the relevant record date for a Distribution Date shall be the date 15 days prior to that Distribution Date. Distributions payable on any Trust Securities that are not punctually paid on any Distribution Date as a result of the Sponsor having failed to make an interest payment under the Debentures will cease to be payable to the Person in whose name those Trust Securities are registered on the relevant record date, and that defaulted Distribution will instead be payable to the Person in whose name those Trust Securities are registered on the special record date or other specified date for determining Holders entitled to those defaulted Distributions.
     SECTION 4.2. Redemption.
     (a) On each Debenture Redemption Date and on the stated maturity of the Debentures, the Issuer Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.
     (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at that Holder’s address appearing in the Security Register. All notices of redemption shall state:
          (i) the Redemption Date;
          (ii) the Redemption Price, or if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, an estimate of the Redemption Price together with a statement that it is an estimate, that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date, and a statement of how the actual Redemption Price will be calculated (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that such Redemption Price is calculated);

          (iii) the CUSIP number or CUSIP numbers (if then generally in use) of the Preferred Securities affected;
          (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed;
          (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after that date, except as provided in Section 4.2(d) below; and
          (vi) if the Preferred Securities are no longer in the form of Global Preferred Securities Certificates, the place or places where the Preferred Securities Certificates are to be surrendered for payment of the Redemption Price.
     (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent the Issuer Trust has funds then on hand and available in the Payment Account for the payment of that Redemption Price.
     (d) If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee or the Paying Agent (on behalf of the Property Trustee) will, with respect to Global Preferred Securities, irrevocably deposit with the Clearing Agency for those Global Preferred Securities, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give that Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities. With respect to Preferred Securities that are not Global Preferred Securities, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of those Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption has been given and funds deposited as required, then upon the date of that deposit, all rights of Holders holding Trust Securities so called for redemption will cease, except the right of those Holders to receive the Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest, and those Trust Securities will cease to be outstanding. In the event any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if that Business Day falls in the next calendar year, that payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on that date. In the event payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Sponsor pursuant to the Guarantee, Distributions on those Trust Securities will continue to accumulate, as set forth in Section 4.1, from the Redemption Date originally established by the Issuer Trust for those Trust Securities to the date that Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.
     (e) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated pro rata to the Common Securities and the Preferred Securities based upon the relative Liquidation Amounts of those classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis based upon their respective Liquidation Amounts not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption, provided that so long as the Preferred Securities are in the form of Global Preferred Securities Certificates, that selection shall be made in accordance with the customary procedures for the Clearing Agency for the Preferred Securities. The Property Trustee shall promptly notify the Securities Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities that has been or is to be redeemed.
     SECTION 4.3. Subordination of Common Securities.
     (a) Payment of Distributions (including any Additional Amounts) on, the Redemption Price of, and the Liquidation Distribution in respect of the Trust Securities, as applicable, shall be made, subject to Section 4.2(e), pro rata among the Common Securities and the Preferred Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date, Redemption Date, or Liquidation Date any Event of Default resulting from a Debenture Event of Default specified in Section 5.01(i) or 5.01(ii) of the Indenture has occurred and is continuing, no payment of any Distribution (including any Additional Amounts) on, Redemption Price of, or Liquidation Distribution in respect of any Common Security, and no other payment on account of the redemption, liquidation, or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions, including any Additional Amounts, on all Outstanding Preferred Securities for all Distribution Periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of that Redemption Price on all Outstanding Preferred Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of that Liquidation Distribution on all Outstanding Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions, including any Additional Amounts on, or the Redemption Price of, the Preferred Securities then due and payable.
     (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holders of the Common Securities shall have no right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived, or otherwise eliminated. Until all such Events of Default under this Trust Agreement with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not on behalf of the Holders of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.
     SECTION 4.4. Payment Procedures.
     Payments of Distributions, including any Additional Amounts, in respect of the Preferred Securities, shall, at the option of the Sponsor, be made by check mailed to the address of the Person entitled thereto as that address appears on the Securities Register or be paid by wire transfer to an account designated by that Person in writing not later than ten days prior to the date of that payment; provided, that if the Preferred Securities are held by a Clearing Agency, those Distributions shall be made to the Clearing Agency by wire transfer in immediately available funds. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holders of the Common Securities.
     SECTION 4.5. Tax Returns and Reports.
     The Administrators shall prepare or cause to be prepared, at the Sponsor’s expense, and file all United States Federal, state, and local tax and information returns and reports required to be filed by or in respect of the Issuer Trust. In this regard, the Administrators shall (a) prepare and file or cause to be prepared and filed all Internal Revenue Service forms required to be filed in respect of the Issuer Trust in each taxable year of the Issuer Trust, and (b) prepare and furnish or cause to be prepared and furnished to each Holder all Internal Revenue Service forms required to be provided by the Issuer Trust. The Administrators shall provide the Sponsor and the Property Trustee with a copy of all such returns and reports promptly after that filing or furnishing. The Administrators, the Paying Agent, and the Property Trustee shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities.
     SECTION 4.6. Payment of Expenses of the Issuer Trust.
     The Sponsor shall pay to the Issuer Trust, and reimburse the Issuer Trust for, the full amount of any costs, expenses, or liabilities of the Issuer Trust other than obligations of the Issuer Trust to pay the Holders of any Preferred Securities or other similar interests in the Issuer Trust the amounts due those Holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be, including, without limitation, any taxes, duties, or other governmental charges of whatever nature other than withholding taxes imposed on the Issuer Trust by the United States or any other taxing authority and all costs, expenses, and liabilities relating to the offering and sale of the Trust Securities or the operation, maintenance, or dissolution of the Trust. That payment obligation includes any such costs, expenses, or liabilities of the Issuer Trust that are required by applicable law to be satisfied in connection with a dissolution of the Issuer Trust.

     SECTION 4.7. Payments under Indenture or Pursuant to Direct Actions.
     Any amount payable hereunder to any Holder of Preferred Securities or any Owner with respect thereto shall be reduced by the amount of any corresponding payment that Holder or Owner has directly received pursuant to Section 5.8 of the Indenture or Section 5.14 of this Trust Agreement.
ARTICLE 5
TRUST SECURITIES CERTIFICATES
     SECTION 5.1. Initial Ownership.
     Upon the formation of the Issuer Trust and the contribution by the Sponsor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Sponsor shall be the sole beneficial owner of the Issuer Trust.
     SECTION 5.2. Trust Securities Certificates.
     The Preferred Securities Certificates shall be issued in minimum denominations of $1,000 Liquidation Amount and integral multiples of $1,000 in excess thereof, and the Common Securities Certificates shall be issued in minimum denominations of $1,000 Liquidation Amount and integral multiples of $1,000 in excess thereof. The Trust Securities Certificates shall be (i) executed on behalf of the Issuer Trust by manual or facsimile signature of at least one Administrator and (ii) authenticated by the Property Trustee by manual signature of an authorized signatory thereof. Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when those signatures were affixed, authorized to sign on behalf of the Issuer Trust shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that those individuals or any of them has ceased to be so authorized prior to the delivery of those Trust Securities Certificates or did not hold those offices at the date of delivery of those Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of that Trust Securities Certificate in that transferee’s name pursuant to Sections 5.4, 5.11 and 5.13.
     SECTION 5.3. Execution and Delivery of Trust Securities Certificates.
     At the Time of Delivery, the Administrators shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Issuer Trust, authenticated in accordance with Section 5.2, and delivered to or upon the written order of the Sponsor, executed by one authorized officer thereof, without further corporate action by the Sponsor, in authorized denominations. After the Time of Delivery, the Administrators may cause additional Preferred Securities to be executed on behalf of the Issuer Trust and delivered to or upon the written order of the Sponsor, that written order executed by an authorized officer thereof, without further corporate action by the Sponsor, in authorized denominations; provided, however, that no such additional Preferred Securities shall be issued unless the Administrators have received an Opinion of Counsel experienced in such matters to the effect that such issuance will not cause the Issuer Trust to be classified as other than one or more grantor trusts or agency arrangements or to be classified as an association or partnership for

U.S. federal income tax purposes or affect the Issuer Trust’s exemption from status as an “investment company” under the Investment Company Act. Each Preferred Securities Certificate shall be dated the date of its authentication.
     SECTION 5.4. Registration of Transfer and Exchange of Preferred Securities Certificates.
     The Sponsor shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.8, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Preferred Securities Certificates (the “Securities Register”) in which the transfer agent and registrar designated by the Sponsor (the “Securities Registrar”), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as provided herein. Wells Fargo Bank, National Association shall be the initial Securities Registrar.
     Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.8, the Administrators or any one of them shall execute on behalf of the Issuer Trust and deliver to the Property Trustee, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by that Administrator. The Securities Registrar shall not be required to register the transfer of any Preferred Securities that have been called for redemption during a period beginning at the opening of business 15 days before the day of selection for that redemption.
     Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to an Administrator and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by an Administrator or the Securities Registrar in accordance with that Person’s customary practice.
     No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any expense, tax, or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.
     SECTION 5.5. Mutilated, Destroyed, Lost, or Stolen Trust Securities Certificates.
     If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss, or theft of any Trust Securities Certificate, and (b) there is delivered to the Securities Registrar and the Administrators such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate has been acquired by a bona fide purchaser, the Administrators, or any one of them, shall, on behalf of the Issuer Trust, execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost, or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor, and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section 5.5, the Administrators or the Securities Registrar may require the payment of a sum sufficient to cover any expense, tax, or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Issuer Trust corresponding to that evidenced by the lost, stolen, or destroyed Trust Securities Certificate, as if originally issued, whether or not the lost, stolen, or destroyed Trust Securities Certificate is found at any time.
     SECTION 5.6. Persons Deemed Holders.
     The Issuer Trustees, the Administrators, and the Securities Registrar shall each treat the Person in whose name any Trust Securities Certificate is registered in the Securities Register as the owner of that Trust Securities Certificate for the purpose of receiving Distributions and all other purposes whatsoever, and none of the Issuer Trustees, the Administrators, or the Securities Registrar shall be bound by any notice to the contrary.
     SECTION 5.7. Access to List of Holders’ Names and Addresses.
     Each of the Securities Registrar and any one of the Administrators will furnish or cause to be furnished to the Property Trustee:
     (a) quarterly or semi-annually, as the case may be, not more than 15 days after each record date with respect to scheduled Distributions, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders of Trust Securities as of that record date with respect to scheduled Distributions, and
     (b) at such other times as the Property Trustee may request in writing, within 30 days after the receipt by the Sponsor and the Administrators of any such request, a list of similar form and content as of a date not more than 15 days prior to the time that list is furnished, excluding from any such list names and addresses received by the Property Trustee at any time it is acting as Securities Registrar.
     The Property Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Property Trustee as provided in this Section 5.7 and the names and addresses of Holders received by the Property Trustee at any time it is acting as Securities Registrar. The Property Trustee may destroy any list furnished to it as provided in Section 5.7 upon receipt of a new list so furnished.
     By its acquisition of any Trust Securities or any interest therein, each Holder and each Owner shall be deemed to have agreed not to hold the Sponsor, the Property Trustee, the Securities Registrar, the Delaware Trustee, or either Administrator accountable by reason of the disclosure of its name and address, regardless of the source from which that information was derived.

     SECTION 5.8. Maintenance of Office or Agency.
     The Administrators shall designate an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer Trustees or the Administrators in respect of the Trust Securities Certificates may be served. The Administrators initially designate the Corporate Trust Office of the Property Trustee as its office and agency for those purposes. The Administrators shall give prompt written notice to the Sponsor, the Property Trustees, and the Holders of any change in the location of the Securities Register or any such office or agency.
     SECTION 5.9. Appointment of Paying Agent.
     The Paying Agent shall make Distributions to Holders from the Payment Account and shall report the amounts of those Distributions to the Property Trustee and the Administrators. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account solely for the purpose of making the Distributions referred to above. The Property Trustee may revoke that power and remove the Paying Agent in its sole discretion. The Paying Agent shall initially be the Property Trustee. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Administrators and the Property Trustee.
     If the Property Trustee is no longer the Paying Agent or a successor Paying Agent resigns or its authority to act is revoked, the Property Trustee shall appoint a successor, which shall be a bank or trust company, that is reasonably acceptable to the Administrators to act as Paying Agent. That successor Paying Agent or any additional Paying Agent shall execute and deliver to the Issuer Trustees and the Administrators an instrument in which that successor Paying Agent or additional Paying Agent shall agree with the Issuer Trustees and the Administrators that, as Paying Agent, that successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until those sums shall be paid to those Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee as promptly as reasonably practicable and upon removal of a Paying Agent, that Paying Agent also shall return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3, and 8.6 herein shall apply to the Property Trustee in its role as Paying Agent as long as the Property Trustee acts as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.
     SECTION 5.10. Ownership of Common Securities by Sponsor.
     At the Time of Delivery, the Sponsor shall acquire, and thereafter shall retain, beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, other than (a) a transfer in connection with a consolidation or merger of the Sponsor into another Person, or any conveyance, transfer, or lease by the Sponsor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.01 of the Indenture, or (b) to an Affiliate of the Sponsor in compliance with applicable law, any attempted transfer of the Common Securities shall be void. The Administrators shall cause each Common Securities Certificate issued to the Sponsor to contain a legend stated “THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE SPONSOR OR AN AFFILIATE OF THE SPONSOR IN

COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.10 OF THE TRUST AGREEMENT.”
     SECTION 5.11. Global Preferred Securities Certificates; Common Securities Certificate.
     (a) The Preferred Securities Certificates, upon original issuance, will be issued in the form of a typewritten Global Preferred Securities Certificate or Certificates, to be delivered to DTC, the initial Clearing Agency, by or on behalf of the Issuer Trust. That Global Preferred Securities Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner will receive a Definitive Preferred Securities Certificate representing that Owner’s interest in those Preferred Securities, except as provided in Section 5.13. Unless and until Definitive Preferred Securities Certificates have been issued to Owners pursuant to Section 5.13:
          (i) the provisions of this Section 5.11(a) shall be in full force and effect;
          (ii) the Securities Registrar, the Issuer Trustees, the Administrators, and the Paying Agent shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Global Preferred Securities Certificates, including the payment of the Liquidation Amount of Distributions on the Preferred Securities evidenced by Global Preferred Securities Certificates and the giving of instructions or directions to Owners of Preferred Securities evidenced by Global Preferred Securities Certificates, as the sole Holder of Preferred Securities evidenced by Global Preferred Securities Certificates, and shall have no obligations to the Owners thereof;
          (iii) to the extent the provisions of this Section 5.11 conflict with any other provisions of this Trust Agreement, the provisions of this Section 5.11 shall control; and
          (iv) the rights of the Owners of the Global Preferred Securities shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between those Owners and the Clearing Agency and/or the Clearing Agency Participants.
     Pursuant to the Issuer Letter of Representations, unless and until Definitive Preferred Securities Certificates are issued pursuant to Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Global Preferred Securities to those Clearing Agency Participants.
     (b) A single Common Securities Certificate representing the Common Securities shall be issued to the Sponsor in the form of a definitive Common Securities Certificate.
     SECTION 5.12. Notices to Clearing Agency.
     To the extent a notice or other communication to the Holders is required under this Trust Agreement, for as long as Preferred Securities are represented by one or more Global Preferred Securities Certificates, the Administrators and the Issuer Trustees shall give all such notices and communications specified herein to be given to the Clearing Agency holding those Global Preferred Securities Certificates, and shall have no obligations to the Owners.
     SECTION 5.13. Definitive Preferred Securities Certificates.
     (a) If (i) the Sponsor advises the Administrators in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Global Preferred Securities Certificates, and the Sponsor is unable to locate a qualified successor, (ii) the Sponsor at its option advises the Administrators in writing that it elects to terminate the book-entry system through the Clearing Agency, or (iii) after the occurrence of a Debenture Event of Default, upon written notice of the Majority Holders to the Administrators, then in each case the Administrators shall notify the Clearing Agency and the Issuer Trustees, and the Clearing Agency, in accordance with its customary rules and procedures, shall notify all Clearing Agency Participants for whom it holds Preferred Securities of the occurrence of any such event and of the availability of the Definitive Preferred Securities Certificates to Owners of that class or classes, as applicable, requesting the same. Upon surrender to the Administrators of the typewritten Preferred Securities Certificate or Certificates representing the Global Preferred Securities Certificates held by the Clearing Agency, accompanied by registration instructions, the Administrators, or any one of them, shall execute, and the Property Trustee shall authenticate, the Definitive Preferred Securities Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar, the Administrators, nor the Issuer Trustees shall be liable for any delay in delivery of those instructions and may conclusively rely on, and be protected in relying on, those instructions. Upon the issuance of Definitive Preferred Securities Certificates, the Issuer Trust shall recognize the Holders of the Definitive Preferred Securities Certificates as Trust Security holders. The Definitive Preferred Securities Certificates shall be typewritten, printed, lithographed, or engraved or may be produced in any other manner as is reasonably acceptable to the Administrators that meets the requirements of Delaware law and the rules of any stock exchange or automated quotation system on which the Preferred Securities are then listed or approved for trading, as evidenced by the execution thereof by the Administrators or any one of them.
     (b) If any Global Preferred Securities Certificate is to be exchanged for Definitive Preferred Securities Certificates or cancelled in part, or if any other Preferred Securities Certificate is to be exchanged in whole or in part for Preferred Securities represented by a Global Preferred Securities Certificate, then either (i) that Global Preferred Securities Certificate shall be so surrendered for exchange or cancellation as provided in this Article 5 or (ii) the aggregate Liquidation Amount represented by that Global Preferred Securities Certificate shall be reduced or increased by an amount equal to the Liquidation Amount represented by that portion of the Global Preferred Securities Certificate to be so exchanged or cancelled, or equal to the Liquidation Amount represented by those Definitive Preferred Securities Certificates to be so exchanged for Global Preferred Securities represented thereby, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon surrender to the Administrators or the Securities Registrar of the Global Preferred Securities Certificate or Certificates by the Clearing Agency, accompanied by registration instructions, the Administrators, or any one of them, shall execute the Definitive Preferred Securities Certificates in accordance with the instructions of the Clearing Agency. None of the Securities Registrar, the Issuer Trustees, or the Administrators shall be liable for any delay in delivery of those instructions and may conclusively rely on, and shall be protected in relying on, those instructions.
     SECTION 5.14. Rights of Holders; Waivers of Past Defaults.
     (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Issuer Trust conferred by their Trust Securities or right to call for any partition or division of property, profits, or rights of the Issuer Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and, when issued and delivered to Holders against payment of the purchase price therefor, will be fully paid and nonassessable by the Issuer Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.
     (b) For as long as any Preferred Securities remain Outstanding, if, upon an Acceleration Event of Default under Section 5.01(vi) of the Indenture, the Debenture Trustee fails, or the holders of not less than 25% in principal amount of the outstanding Debentures fail, to declare the principal of all of the Debentures immediately due and payable, the Holders of at least 25% of the Liquidation Amount of the Preferred Securities then Outstanding shall have the right to make that declaration by a notice in writing to the Property Trustee, the Sponsor, and the Debenture Trustee.
     At any time after a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as provided in the Indenture, if the Property Trustee fails to annul any such declaration and waive that default, the Majority Holders, by written notice to the Property Trustee, the Sponsor, and the Debenture Trustee, may rescind and annul that declaration and its consequences if:
          (i) the Sponsor has paid or deposited with the Debenture Trustee a sum sufficient to pay:
               (A) all overdue installments of interest on all of the Debentures,
               (B) any accrued Additional Interest on all of the Debentures,
               (C) the principal of (and premium, if any, on) any Debentures that have become due otherwise than by that declaration of acceleration and interest and Additional Interest thereon at the rate borne by the Debentures, and
               (D) all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements, and advances of the Debenture Trustee and the Property Trustee, their agents, and their counsel; and

          (ii) the applicable Acceleration Event of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures that has become due solely by that acceleration, has been cured or waived as provided in Section 5.13 of the Indenture.
     The Majority Holders may, on behalf of the Holders of all the Preferred Securities, waive any past default under the Indenture, except a default in the payment of principal or interest (unless that default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such waiver shall affect any subsequent default or impair any right consequent thereon.
     Upon receipt by the Property Trustee of written notice declaring such an acceleration, or the rescission and annulment thereof, by Holders of any part of the Preferred Securities, a record date shall be established for determining Holders of Outstanding Preferred Securities entitled to join in that notice, which record date shall be at the close of business on the day the Property Trustee receives that notice. The Holders on that record date, or their duly designated proxies, and only those Persons, shall be entitled to join in that notice, whether or not those Holders remain Holders after that record date; provided that, unless that declaration of acceleration, or rescission and annulment, as the case may be, has become effective by virtue of the requisite percentage having joined in that notice prior to the day that is 90 days after that record date, that notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder (as provided in Section 6.5), from giving, after expiration of that 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.14(b).
     (c) For as long as any Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 5.01(i) or 5.01(ii) of the Indenture, any Holder of Preferred Securities shall have the right to institute a proceeding directly against the Sponsor, pursuant to Section 5.08 of the Indenture, for enforcement of payment to that Holder of any amounts payable in respect of Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of that Holder (a “Direct Action”). Except as set forth in Section 5.14(b) and this Section 5.14(c), the Holders of Preferred Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

     (d) Except as otherwise provided in this Section 5.14, the Majority Holders may, on behalf of the Holders of all the Preferred Securities, waive any past default or Event of Default and its consequences. Upon that waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
     SECTION 5.15. CUSIP Numbers.
     The Administrators in issuing the Preferred Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Property Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of those numbers either as printed on the Preferred Securities or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Preferred Securities, and that any such redemption shall not be affected by any defect in or omission of such numbers. The Administrators will promptly notify the Property Trustee of any change in the CUSIP numbers.
ARTICLE 6
ACTS OF HOLDERS; MEETINGS; VOTING
     SECTION 6.1. Limitations on Voting Rights.
     (a) Except as expressly provided in this Trust Agreement and in the Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation, or management of the Issuer Trust or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Trust Securities Certificates, be construed to constitute the Holders from time to time as partners or members of an association.
     (b) As long as any Debentures are held by the Property Trustee on behalf of the Issuer Trust, neither the Issuer Trustees nor the Administrators shall: (i) direct the time, method, or place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee with respect to the Debentures; (ii) waive any past default that may be waived under Section 5.13 of the Indenture; (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures is due and payable; or (iv) consent to any amendment, modification, or termination of the Indenture or the Debentures, where that consent is required, without, in each case, obtaining the prior approval of the Majority Holders; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities, except by a subsequent vote of the Holders of the Preferred Securities. The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to, and as a condition precedent to, taking any of the foregoing actions, the Issuer Trustees shall, at the expense of the

Sponsor, obtain an Opinion of Counsel reasonably acceptable to the Sponsor and experienced in those matters to the effect that such action shall not cause the Issuer Trust to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.
     SECTION 6.2. Notice of Meetings.
     Notice of all meetings of the Holders of the Preferred Securities, stating the time, place, and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Holder of Preferred Securities, at that Holder’s registered address, at least 15 days and not more than 90 days before the meeting.
     At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.
     SECTION 6.3. Meetings of Holders of the Preferred Securities.
     No annual meeting of Holders is required to be held. The Property Trustee, however, shall call a meeting of the Holders of the Preferred Securities to vote on any matter upon the written request of the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Preferred Securities, and the Administrators or the Property Trustee may, at any time in their discretion, call a meeting of the Holders of the Preferred Securities to vote on any matters as to which those Holders are entitled to vote.
     The Majority Holders, present in person or by proxy, shall constitute a quorum at any meeting of the Holders of the Preferred Securities.
     If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding Preferred Securities representing at least a Majority in aggregate Liquidation Amount of the Preferred Securities held by the Holders present, either in person or by proxy, at that meeting shall constitute the action of the Holders of the Preferred Securities, unless this Trust Agreement requires a greater number of affirmative votes.
     SECTION 6.4. Voting Rights.
     Holders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Holders are entitled to vote.
     SECTION 6.5. Proxies.
     At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it has been placed on file with the Property Trustee, or with that other officer or agent of the Issuer Trust as the Property Trustee may direct, for verification prior to the time at which that vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote.

When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of those Trust Securities, but if more than one of them is present at that meeting in person or by proxy, and those joint owners or their proxies so present disagree as to any vote to be cast, that vote shall not be received in respect of those Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.
     SECTION 6.6. Holder Action by Written Consent.
     Any action that may be taken by Holders at a meeting may be taken without a meeting if Holders holding at least a Majority in Liquidation Amount of all Preferred Securities entitled to vote in respect of that action (or such larger proportion thereof as shall be required by any other provision of this Trust Agreement) consent to the action in writing.
     SECTION 6.7. Record Date for Voting and Other Purposes.
     For the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or by written consent, to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrators may from time to time fix a date, not more than 90 days and not less than 15 days prior to the date of any meeting of Holders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for those purposes.
     SECTION 6.8. Acts of Holders.
     Any request, demand, authorization, direction, notice, consent, waiver, or other action provided or permitted by this Trust Agreement to be given, made, or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by those Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, that action shall become effective when that instrument or instruments are delivered to the Property Trustee. That instrument or instruments (and the action embodied therein and evidenced thereby) are sometimes referred to herein as the “Act” of the Holders signing that instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Issuer Trustees or the Administrators, if made in the manner provided in this Section 6.8.
     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of that execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing that instrument or writing acknowledged to him the execution thereof. Where that execution is by a signer acting in a capacity other than his individual capacity, that certificate or affidavit shall also constitute sufficient proof of his authority.

     The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner any Issuer Trustee or Administrator receiving the same deems sufficient.
     The ownership of Trust Securities shall be proved by the Securities Register.
     Any request, demand, authorization, direction, notice, consent, waiver, or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof, in exchange therefor, or in lieu thereof in respect of anything done, omitted, or suffered to be done by the Issuer Trustees, the Administrators, or the Issuer Trust in reliance thereon, whether or not notation of that action is made upon that Trust Security.
     Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of that Trust Security or by one or more duly appointed agents, each of which may do so pursuant to that appointment with regard to all or any part of that Liquidation Amount.
     If any dispute arises between or among the Holders and the Issuer Trustees or the Administrators with respect to the authenticity, validity, or binding nature of any request, demand, authorization, direction, consent, waiver, or other Act of that Holder, Issuer Trustee, or Administrator under this Article 6, the determination of that matter by the Property Trustee shall be conclusive with respect to that matter.
     SECTION 6.9. Inspection of Records.
     Upon reasonable notice to the Administrators and the Property Trustee, the records of the Issuer Trust shall be open to inspection by Holders during normal business hours for any purpose reasonably related to that Holder’s interest as a Holder.
ARTICLE 7
REPRESENTATIONS AND WARRANTIES
     SECTION 7.1. Representations and Warranties of the Property Trustee and the Delaware Trustee.
     The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants to the Issuer Trust and for the benefit of the Sponsor, the Administrators, and the Holders that:
     (a) the Property Trustee is a national banking association, duly organized, validly existing, and in good standing under the laws of the United States;
     (b) the Property Trustee has full corporate power, authority, and legal right to execute, deliver, and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery, and performance by it of this Trust Agreement;

     (c) the Delaware Trustee is a Delaware limited purpose trust company, duly organized, validly existing, and in good standing under the laws of the State of Delaware and satisfies each of the requirements for a Delaware trustee under Section 3807 of the Delaware Statutory Trust Act, including trust powers and principal place of business;
     (d) the Delaware Trustee has full corporate power, authority, and legal right to execute, deliver, and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery, and performance by it of this Trust Agreement;
     (e) this Trust Agreement has been duly authorized, executed, and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them, respectively, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles;
     (f) the execution, delivery, and performance of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee, and do not require any approval of stockholders of the Property Trustee or the Delaware Trustee, and that execution, delivery, and performance will not: (i) violate the Charter or By-laws of the Property Trustee or the Delaware Trustee; (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of any indenture, mortgage, credit agreement, license or other agreement, or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound; or (iii) violate any law, governmental rule, or regulation of the United States or the State of Delaware, as the case may be, governing the banking, trust, or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment, or decree applicable to the Property Trustee or the Delaware Trustee;
     (g) neither the authorization, execution, or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee (as the case may be) contemplated herein requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to any governmental authority or agency under any existing law of the United States or the State of Delaware governing the banking, trust, or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context); and
     (h) there are no proceedings pending or, to the best of each of the Property Trustee’s and the Delaware Trustee’s knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency, or arbitration board or tribunal that, individually or in the aggregate, would materially and adversely affect the Issuer Trust or would question the right, power, or authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Issuer Trustees under this Trust Agreement.

     SECTION 7.2. Representations and Warranties of Sponsor.
     The Sponsor hereby represents and warrants to the Issuer Trust and for the benefit of the Holders that:
     (a) the Trust Securities Certificates issued at the Time of Delivery on behalf of the Issuer Trust have been duly authorized and, upon their execution, authentication, delivery, and issuance in accordance with the terms hereof, the Underwriting Agreement, and the Common Securities Subscription Agreement (as applicable), will have been duly and validly executed, issued, and delivered by an Administrator on behalf of the Issuer Trust pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement, and the Holders will be, as of that date, entitled to the benefits of this Trust Agreement; and
     (b) there are no taxes, fees, or other governmental charges payable by the Issuer Trust (or the Issuer Trustees on behalf of the Issuer Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery, and performance by any Issuer Trustee of this Trust Agreement.
ARTICLE 8
THE ISSUER TRUSTEES AND ADMINISTRATORS
     SECTION 8.1. Certain Duties and Responsibilities.
     (a) The duties and responsibilities of the Issuer Trustees and the Administrators shall be as provided by this Trust Agreement, subject to Section 10.10 hereof. Notwithstanding the foregoing, but subject to Section 8.1(c), no provision of this Trust Agreement shall require any of the Issuer Trustees or the Administrators to expend or risk its or their own funds or otherwise incur any financial liability in the performance of any of its or their duties hereunder, or in the exercise of any of its or their rights or powers, if it or they has reasonable grounds to believe that repayment of such funds or adequate indemnity against that risk or liability is not reasonably assured to it.
     Whether or not expressly so provided therein, every provision of this Trust Agreement relating to the conduct, affecting the liability of, or affording protection to the Issuer Trustees or the Administrators shall be subject to the provisions of this Section 8.1. Nothing in this Trust Agreement shall be construed to release an Issuer Trustee from liability for his or her own negligent action, its own negligent failure to act, or his or her own willful misconduct. To the extent that, at law or in equity, an Issuer Trustee or an Administrator has duties and liabilities relating to the Issuer Trust or the Holders, that Issuer Trustee or Administrator shall not be liable to the Issuer Trust or to any Holder for that Issuer Trustee’s or Administrator’s good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Issuer Trustees or the Administrators otherwise existing at law or in equity, are agreed by the Sponsor and the Holders to replace those other duties and liabilities of the Issuer Trustees and the Administrators.
     (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as provided herein, and that none of the Issuer Trustees is personally liable to that Holder for any amount distributable in respect of any Trust Security or any other liability in respect of any Trust Security. This Section 8.1(b) does not limit the liability of the Issuer Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.
     (c) If an Event of Default has occurred and is continuing, the Property Trustee shall enforce this Trust Agreement for the benefit of the Holders in accordance with Section 8.1(d).
     (d) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only those duties as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10), and no implied covenants shall be read into this Trust Agreement against the Property Trustee. If an Event of Default has occurred that has not been cured or waived pursuant to Section 5.14, the Property Trustee shall exercise those of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (e) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
          (i) prior to the occurrence of any Event of Default and after the curing or waiving of all those Events of Default that may have occurred:
               (A) the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Trust Agreement (including pursuant to Section 10.10), and the Property Trustee shall not be liable except for the performance of those duties and obligations as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10); and
               (B) in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement.
          (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it is proved that the Property Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Majority Holders relating to the time, method, or place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;
          (iv) the Property Trustee’s sole duty with respect to the custody, safekeeping, and physical preservation of the Debentures and the Payment Account (if held by the Property Trustee) shall be to deal with that Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;
          (v) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Sponsor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee (if maintained by the Property Trustee) pursuant to Section 3.1 or to the extent otherwise required by law;
          (vi) the Property Trustee shall not be responsible for monitoring the compliance by the Administrators or the Sponsor with the respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of any other Issuer Trustee, the Administrators, or the Sponsor; and
          (vii) Subject to Sections 8.1(c) and (d), no provision of this Trust Agreement shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Property Trustee has reasonable grounds to believe that the repayment of those funds or liability is not reasonably assured to it under the terms of this Trust Agreement or adequate indemnity against that risk or liability is not reasonably assured to it.
     (f) The Administrators and the Delaware Trustee shall not be responsible for monitoring the compliance by the other Administrators, the other Issuer Trustees, or the Sponsor with their respective duties under this Trust Agreement, nor shall either Administrator or the Delaware Trustee be liable for the default or misconduct of any other Administrator, other Issuer Trustee, or the Sponsor.
     SECTION 8.2. Certain Notices.
     Within 90 days after the occurrence of any Event of Default actually known by a Responsible Officer of the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of that Event of Default to the Holders and the Administrators, unless that Event of Default shall have been cured or waived.
     Within five Business Days after the receipt of notice of the Sponsor’s exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of that exercise to the Holders and the Administrators, unless that exercise shall have been revoked.

     SECTION 8.3. Certain Rights of Property Trustee.
     Subject to the provisions of Section 8.1:
     (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness, or other paper or document believed by it to be genuine and to have been signed, sent, or presented by the proper party or parties;
     (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action, (ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provision contained herein, or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holders of the Preferred Securities are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Sponsor requesting the Sponsor’s opinion as to the course of action to be taken and the Property Trustee shall take that action, or refrain from taking that action, and shall be fully protected in relying on the Sponsor’s opinion, in which event the Property Trustee shall have no liability except for its own bad faith, negligence, or willful misconduct;
     (c) any direction or act of the Sponsor contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers’ Certificate;
     (d) any direction or act of an Administrator contemplated by this Trust Agreement shall be sufficiently evidenced by a certificate executed by that Administrator and setting forth that direction or act;
     (e) the Property Trustee shall have no duty to see to any recording, filing, or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refilling, or re-registration thereof;
     (f) the Property Trustee may consult with legal counsel (which counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees) and the written advice of that legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith, in reliance thereon, and in accordance with that advice or opinion; and the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;
     (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless those Holders have offered to the Property Trustee reasonable security or indemnity against the costs, expenses, and liabilities that might be incurred by it in compliance with that request or direction; provided that, nothing contained in this Section 8.3(g) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Agreement as provided in Sections 8.1(c) and (d);
     (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note, other evidence of indebtedness, or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee, in its discretion, may make those further inquiry or investigation into those facts or matters as it may see fit;
     (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care hereunder; provided, that the Property Trustee shall be responsible for its own negligence or misconduct with respect to selection of any agent or attorney appointed by it hereunder;
     (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of that remedy, right, or action), (ii) may refrain from enforcing that remedy or right or taking that other action until those instructions are received, and (iii) shall be protected in acting in accordance with those instructions; and
     (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.
     No provision of this Trust Agreement shall be deemed to impose any duty or obligation on any Issuer Trustee or Administrator to perform any act or acts or exercise any right, power, duty, or obligation conferred or imposed on it, in any jurisdiction in which it is illegal, or in which that Person is unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty, or obligation. No permissive power or authority available to any Issuer Trustee or Administrator shall be construed to be a duty.
     Whether or not expressly provided therein, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Property Trustee shall extend to each of the Security Registrar, the Paying Agent, and the Delaware Trustee and be subject to this Article 8.
     SECTION 8.4. Not Responsible for Recitals or Issuance of Securities.
     The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Issuer Trust and the Sponsor, and neither the Issuer Trustees nor the Administrators assumes any responsibility for their correctness. Neither the Issuer Trustees nor the Administrators shall be accountable for the use or application by the Sponsor of the proceeds of the Debentures.
     SECTION 8.5. May Hold Securities.
     Any Issuer Trustee or Administrator, any other agent of any Issuer Trustee or Administrator, or the Issuer Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, and except as provided in the definition of the term “Outstanding” in Article 1, may otherwise deal with the Issuer Trust with the same rights it would have if it were not Issuer Trustee or that other agent.
     SECTION 8.6. Compensation; Indemnity; Fees.
     The Sponsor agrees:
     (a) to pay to the Issuer Trustees from time to time such reasonable compensation for all services rendered by them hereunder as may be agreed by the Sponsor and the Issuer Trustees from time to time in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (b) except as otherwise expressly provided herein, to reimburse the Issuer Trustees and the Administrators upon request for all reasonable expenses, disbursements, and advances incurred or made by the Issuer Trustees or the Administrators in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement, or advance as may be attributable to their negligence, bad faith, or willful misconduct; and
     (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Issuer Trustee or Administrator, (ii) any Affiliate of any Issuer Trustee or Administrator, (iii) any officer, director, shareholder, employee, representative, or agent of any Issuer Trustee, (iv) any Family member, heir, or legal representative of any Administrator, and (v) any employee or agent of the Issuer Trust (referred to herein as an “Indemnified Person”) from and against any loss, damage, liability, tax, penalty, expense, or claim of any kind or nature whatsoever incurred by that Indemnified Person by reason of the creation, operation, or dissolution of the Issuer Trust or any act or omission performed or omitted by that Indemnified Person in good faith on behalf of the Issuer Trust and in a manner that Indemnified Person reasonably believed to be within the scope of authority conferred on that Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage, or claim incurred by that Indemnified Person by reason of negligence (or gross negligence, in the case of the Delaware Trustee), bad faith, or willful misconduct with respect to those acts or omissions.
     The provisions of this Section 8.6 shall survive the termination of this Trust Agreement and the removal or resignation of any Issuer Trustee or Administrator.
     No Issuer Trustee may claim any Lien on any Trust Property as a result of any amount due pursuant to this Section 8.6.

     The Sponsor, any Administrator, and any Issuer Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Issuer Trust, the Issuer Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to those independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Issuer Trust, shall not be deemed wrongful or improper. Neither the Sponsor, any Administrator, nor any Issuer Trustee shall be obligated to present any particular investment or other opportunity to the Issuer Trust even if that opportunity is of a character that, if presented to the Issuer Trust, could be taken by the Issuer Trust, and the Sponsor, any Administrator, and any Issuer Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Issuer Trustee or Administrator may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.
     SECTION 8.7. Corporate Property Trustee Required; Eligibility of Issuer Trustees and Administrators.
     (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank, eligible pursuant to the Trust Indenture Act to act as such, and that has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 8.7 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of that Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities ceases to be eligible in accordance with the provisions of this Section 8.7, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 8. At the time of appointment, the Property Trustee must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization.
     (b) There shall at all times be one or more Administrators hereunder with respect to the Trust Securities. Each Administrator shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.
     (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law, including Section 3807 of the Delaware Statutory Trust Act, and that shall act through one or more persons authorized to bind that entity.

     SECTION 8.8. Conflicting Interests.
     (a) If the Property Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate that interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.
     (b) The Guarantee Agreement and the Indenture shall be deemed to be specifically described in this Trust Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.
     SECTION 8.9. Co-Trustees and Separate Trustee.
     Unless and until a Debenture Event of Default has occurred and is continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may be located at the time, the Holder of Common Securities and the Administrators shall have the power to appoint one or more Persons either to act as co-trustee, jointly with the Property Trustee, of all or any part of that Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in that Person or Persons in the capacity aforesaid, any property, title, right, or power deemed necessary or desirable, subject to the other provisions of this Section. If a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have the sole power to appoint such a co-trustee or separate trustee, and upon the written request of the Property Trustee, the Sponsor and the Administrators shall for that purpose join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint that co-trustee or separate trustee. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind that entity.
     Should any written instrument from the Sponsor be required by any co-trustee or separate trustee so appointed for more fully confirming to that co-trustee or separate trustee that property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Sponsor.
     Every co-trustee or separate trustee shall, to the extent permitted by law, but to that extent only, be appointed subject to the following terms:
     (a) The Trust Securities shall be executed by one or more Administrators, and the Trust Securities shall be delivered by the Property Trustee, and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash, and other personal property held by, or required to be deposited or pledged with, the Property Trustee specified hereunder shall be exercised solely by the Property Trustee and not by that co-trustee or separate trustee.
     (b) The rights, powers, duties, and obligations conferred hereby or imposed upon the Property Trustee in respect of any property covered by that appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or the Property Trustee and

that co-trustee or separate trustee jointly, as shall be provided in the instrument appointing that co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform that act, in which event those rights, powers, duties, and obligations shall be exercised and performed by that co-trustee or separate trustee.
     (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Sponsor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 8.9, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Sponsor. Upon the written request of the Property Trustee, the Sponsor shall join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to effectuate that resignation or removal. A successor to any co-trustee or separate trustee so resigning or removed may be appointed in the manner provided in this Section 8.9.
     (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.
     (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.
     (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.
     SECTION 8.10. Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of any Issuer Trustee (the “Relevant Trustee”) or Administrator (the “Relevant Administrator”, each of the Relevant Trustee or a Relevant Administrator a “Relevant Person”) and no appointment of a successor Issuer Trustee or successor Administrator pursuant to this Article 8 shall become effective until the acceptance of appointment by the successor Issuer Trustee or Administrator in accordance with the applicable requirements of Section 8.11.
     (b) Subject to paragraph (a) above, the Relevant Trustee may resign at any time by giving written notice thereof to the Holders and by appointing a successor Relevant Trustee. The Relevant Trustee shall appoint a successor by requesting from at least three Persons meeting the eligibility requirements its expenses and charges to serve as the Relevant Trustee, and selecting the Person who agrees to the lowest expenses and charges. If the instrument of acceptance by the successor Issuer Trustee required by Section 8.11 has not been delivered to the Relevant Trustee within 60 days after the giving of that notice of resignation, the Relevant Trustee may petition, at the expense of, in the case of the Property Trustee, the Sponsor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.
     (c) The Administrators, or any of them, may be appointed, removed, or replaced by Act of the Holders of Common Securities delivered to the Relevant Trustee. The Administrators may resign at any time by giving written notice thereof to the Holders of Common Securities.

     (d) The Property Trustee or the Delaware Trustee, or both of them, may be appointed, removed, or replaced by Act of the Majority Holders, delivered to the Relevant Trustee (in its individual capacity and, in the case of the Property Trustee, on behalf of the Issuer Trust) (i) for cause (including upon the occurrence of an Event of Default described in subparagraph (d) of the definition thereof with respect to the Relevant Trustee), or (ii) if a Debenture Event of Default has occurred and is continuing at any time. Unless and until an event described in clauses (i) or (ii) of the previous sentence has occurred and is continuing, the Property Trustee or the Delaware Trustee, or both of them, may be appointed, removed, or replaced at any time by Act of the Holders of the Common Securities.
     (e) If a resigning Issuer Trustee fails to appoint a successor, if an Issuer Trustee is removed or become incapable of acting as Issuer Trustee, or if a vacancy occurs in the office of any Issuer Trustee for any reason, the Holders of the Common Securities, by Act of those Holders delivered to the Relevant Trustee, or if a Debenture Event of Default has occurred and is continuing, the Holders of the Preferred Securities, by Act of the Holders of not less than 25% in aggregate Liquidation Amount of the Preferred Securities then Outstanding delivered to that Relevant Trustee, may appoint a successor Relevant Trustee or Trustees, and that successor Issuer Trustee shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee has been so appointed by the Holders of the Common Securities or the Preferred Securities, as the case may be, and accepted appointment in the manner required by Section 8.11, any Holder, on behalf of that Holder and all others similarly situated, or any other Issuer Trustee, may petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.
     (f) The Property Trustee shall give notice of each resignation and each removal of an Issuer Trustee and each appointment of a successor Issuer Trustee to all Holders in the manner provided in Section 10.8, and shall give notice to the Sponsor and the Administrators. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.
     Notwithstanding the foregoing or any other provision of this Trust Agreement, if any Delaware Trustee who is a natural person dies or becomes, in the opinion of the Holders of the Common Securities, incompetent or incapacitated, the vacancy created by that death, incompetence, or incapacity may be filled by the Property Trustee following the procedures regarding expenses and charges set forth above, with the successor being a Person who satisfies the eligibility requirements for the Delaware Trustee set forth in Section 8.7.
     SECTION 8.11. Acceptance of Appointment by Successor.
     (a) In case of the appointment hereunder of a successor Relevant Person, the retiring Relevant Person and each successor Relevant Person with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Person shall accept that appointment and which shall (i) contain those provisions as shall be necessary or desirable to transfer, confirm to, and vest in each successor Relevant Person all the rights, powers, trusts, and duties of the retiring Relevant Person with respect to the Trust Securities and the Issuer Trust; and (ii) add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Issuer Trust by more than one Relevant Person, it being understood that nothing herein or in that amendment shall constitute those Relevant Persons co-trustees and upon the execution and delivery of that amendment the resignation or removal of the retiring Relevant Person shall become effective to the extent provided therein and each such successor Relevant Person, without any further act, deed, or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Relevant Person; provided, however, that on request of the Issuer Trust or any successor Relevant Person that retiring Relevant Person shall duly assign, transfer, and deliver to that successor Relevant Person all Trust Property, all proceeds thereof, and money held by that retiring Relevant Person hereunder with respect to the Trust Securities and the Issuer Trust.
     (b) Upon request of any such successor Relevant Person, the Issuer Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to that successor Relevant Person all such rights, powers, and trusts referred to in the preceding paragraph.
     (c) No successor Relevant Trustee shall accept its appointment unless at the time of that acceptance that successor Relevant Trustee is qualified and eligible under this Article 8.
     (d) Any successor Delaware trustee shall promptly file an amendment to the Certificate of Trust with the Secretary of State of the State of Delaware identifying the name and principal place of business of that Delaware Trustee in the State of Delaware.
     SECTION 8.12. Merger, Conversion, Consolidation, or Succession to Business.
     Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which that Relevant Trustee is a party, or any Person succeeding to all or substantially all the corporate trust business of that Relevant Trustee, shall be the successor of that Relevant Trustee hereunder, provided that such Person shall otherwise be qualified and eligible under this Article 8, without the execution or filing of any paper or any further act on the part of any of the parties hereto except may be required under the Delaware Statutory Trust Act.
     SECTION 8.13. Preferential Collection of Claims Against Sponsor or Issuer Trust.
     If and when the Property Trustee is or becomes a creditor of the Sponsor or the Issuer Trust or any other obligor upon the Preferred Securities, the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Sponsor, the Issuer Trust, or any such other obligor.
     SECTION 8.14. Trustee May File Proofs of Claim.
     In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other similar judicial proceeding relative to the Issuer Trust or any other obligor upon the Trust Securities or the property of the Issuer Trust or of that other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities are due and payable and irrespective of whether the Property Trustee has made any demand on the Issuer Trust for the payment of any past due Distributions) shall be entitled and empowered (but not obligated), to the fullest extent permitted by law, by intervention in that proceeding or otherwise:
     (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and file such other papers or documents as may be necessary or advisable to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Property Trustee, its agents, and counsel) and of the Holders allowed in that judicial proceeding, and
     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by each Holder to make those payments to the Property Trustee and, in the event the Property Trustee consents to the making of those payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements, and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.
     Nothing contained herein shall be deemed to authorize the Property Trustee to authorize, consent to, accept, or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.
     SECTION 8.15. Reports by Property Trustee.
     (a) Within 60 days after                      of each year commencing with                     , the Property Trustee shall transmit to all Holders in accordance with Section 10.8 and the Sponsor a brief report dated as of the immediately preceding                      with respect to:
          (i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under that Section, a written statement to that effect;
          (ii) a statement that the Property Trustee has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such                      or, if the Property Trustee has not complied in any material respect with those obligations, a description of that noncompliance; and
          (iii) any change in the property or funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.
     (b) In addition, the Property Trustee shall transmit to Holders those reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

     (c) A copy of each such report shall, at the time of that transmission to Holders, be filed by the Property Trustee with the Sponsor for filing with the Commission and each national stock exchange or interdealer quotation system or self-regulatory organization upon which the Preferred Securities are listed or quoted, if any.
     SECTION 8.16. Reports to the Property Trustee.
     Each of the Sponsor and the Administrators shall provide to the Property Trustee those documents, reports, and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner, and at the times required by Section 314 of the Trust Indenture Act. The Sponsor and the Administrators shall annually file with the Property Trustee a certificate specifying whether that Person is in compliance with all of the terms and covenants applicable to that Person hereunder.
     SECTION 8.17. Evidence of Compliance with Conditions Precedent.
     Each of the Sponsor and the Administrators shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers’ Certificate.
     SECTION 8.18. Number of Issuer Trustees.
     (a) The number of Issuer Trustees shall be two, unless the Property Trustee also acts as the Delaware Trustee, in which case the number of Issuer Trustees may be one.
     (b) The number of Administrators shall be two.
     (c) If an Issuer Trustee ceases to hold office for any reason, a vacancy shall occur. The vacancy shall be filled with an Issuer Trustee appointed in accordance with Section 8.10.
     (d) If an Administrator ceases to hold office for any reason, a vacancy shall occur. The vacancy shall be filled with an Administrator appointed in accordance with Section 8.10(c).
     (e) The death, resignation, retirement, removal, bankruptcy, incompetence, or incapacity to perform the duties of an Issuer Trustee or Administrator shall not operate to annul or dissolve the Issuer Trust.
     SECTION 8.19. Delegation of Power.
     (a) Any Administrator may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a) or making any governmental filing; and
     (b) The Administrators shall have power to delegate from time to time to such of their number the doing of those things and the execution of those instruments either in the name of the

Issuer Trust, the names of the Administrators, or otherwise as the Administrators may deem expedient, to the extent that delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement.
ARTICLE 9
DISSOLUTION, LIQUIDATION AND MERGER
     SECTION 9.1. Dissolution Upon Expiration Date.
     Unless earlier dissolved, the Issuer Trust shall automatically dissolve, and its affairs shall be wound up, on                      (the “Expiration Date”), following the distribution of the Trust Property in accordance with Section 9.4.
     SECTION 9.2. Early Dissolution.
     The first to occur of any of the following events is an “Early Dissolution Event”:
     (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Sponsor in its capacity as the Holder of the Common Securities, unless the Sponsor transfers the Common Securities as provided by Section 5.10, in which case this provision shall refer instead to any such successor Holder of the Common Securities;
     (b) the written direction to the Property Trustee from the Holders of all of the Common Securities at any time to dissolve the Issuer Trust and distribute the Debentures to Holders in exchange for the Preferred Securities (which direction is optional and wholly within the discretion of the Holders of the Common Securities);
     (c) the redemption of all of the Preferred Securities in connection with the redemption of all the Debentures; and
     (d) the entry of an order for dissolution of the Issuer Trust by a court of competent jurisdiction.
     SECTION 9.3. Dissolution.
     The respective obligations and responsibilities of the Issuer Trustees, the Administrators, and the Issuer Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders of all amounts required to be distributed hereunder upon the liquidation of the Issuer Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2; (b) the payment of any expenses owed by the Issuer Trust in accordance with Section 3803 of the Delaware Statutory Trust Act; (c) the discharge of all administrative duties of the Administrators, including the performance of any tax reporting obligations with respect to the Issuer Trust or the Holders; and (d) the filing of a certificate of cancellation with the Delaware Secretary of State in accordance with the Delaware Statutory Trust Act. Promptly after the latest to occur of the foregoing, the Property Trustee will notify the Delaware Trustee in writing that the Delaware Trustee’s obligations and responsibilities with respect to the Issuer Trust have terminated.

     SECTION 9.4. Liquidation.
     (a) If an Early Dissolution Event specified in clause (a), (b), or (d) of Section 9.2 occurs or upon the Expiration Date, the Issuer Trust shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to known creditors of the Issuer Trust as provided by applicable law as to which the Property Trustee has received notice of amounts owing, to each Holder a Like Amount of Debentures, subject to Section 9.4(d).
     Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not fewer than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at that Holder’s address appearing in the Securities Register. All those notices of liquidation shall state:
          (i) the CUSIP Number of the Trust Securities;
          (ii) the Liquidation Date;
          (iii) that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and
          (iv) that information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 9.4(d) applies, receive a Liquidation Distribution, as the Property Trustee (after consultation with the Administrators) deems appropriate.
     (b) Except where Section 9.2(c) or 9.4(d) applies, to effect the liquidation of the Issuer Trust and distribution of the Debentures to Holders, the Property Trustee, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish a record date for that distribution (which shall not be more than 30 days prior to the Liquidation Date) and, establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.
     (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date: (i) the Trust Securities will no longer be deemed to be Outstanding; (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of those Certificates to the exchange agent for exchange; (iii) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on those Trust Securities Certificates until those certificates are so surrendered, and until those certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to those Debentures, and (iv) all rights of Holders holding Trust Securities will cease, except the right of those Holders to receive Debentures upon surrender of Trust Securities Certificates.
     (d) If, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the

Debentures in the manner provided herein is determined by the Property Trustee not to be practical, or if an Early Dissolution Event specified Section 9.2(c) occurs, the Trust Property shall be liquidated, and the Issuer Trust shall be dissolved and its affairs wound-up, by the Property Trustee in such manner as the Property Trustee determines. In that event, on the date of the dissolution, winding-up, or other termination of the Issuer Trust, Holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to Holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (that amount being the “Liquidation Distribution”). If, upon any such dissolution, winding up, or termination, the Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Issuer Trust on the Trust Securities shall be paid on a pro rata basis based upon Liquidation Amounts. The Holders of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up, or termination pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if a Debenture Event of Default specified in Section 5.01(i) or 5.01(ii) of the Indenture has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities as provided in Section 4.3.
     SECTION 9.5. Mergers, Consolidations, Amalgamations, or Replacements of Issuer Trust.
     The Issuer Trust may not merge with or into, consolidate, amalgamate, be replaced by, convey, transfer, or lease its properties and assets substantially as an entirety to any corporation or other body, except pursuant to this Section 9.5. At the request of the Holders of the Common Securities, with the consent of the Administrators, and without the consent of the Issuer Trustees or the Holders of the Preferred Securities, the Issuer Trust may merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer, or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, that: (i) such successor entity either (A) expressly assumes all of the obligations of the Issuer Trust with respect to the Preferred Securities, or (B) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the “Successor Securities”) as long as the Successor Securities have the same priority as the Preferred Securities with respect to distributions and payments upon liquidation, redemption, and otherwise; (ii) a trustee of that successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Debentures; (iii) that merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization; (iv) that merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease does not adversely affect the rights, preferences, and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect; (v) that successor entity has a purpose substantially identical to that of the Issuer Trust; (vi) prior to that merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease, the Property Trustee has received an Opinion of Counsel to the effect that (A) such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease does not adversely affect the rights, preferences, and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, and (B) following that merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease, neither the Issuer Trust nor that successor entity will be required to register as an “investment company” under the Investment Company Act, (vii) the Sponsor or its permitted transferee owns all of the Common Securities of that successor entity and guarantees the obligations of that successor entity under the Successor Securities at least to the extent provided by the Guarantee Agreement; and (viii) if the Preferred Securities are listed on a national securities exchange or interdealer quotation system, the Successor Securities are listed, or any Successor Securities will be listed on notification of issuance, on that national securities exchange or interdealer quotation system. Notwithstanding the foregoing, the Issuer Trust shall not, except with the consent of Holders of all of the Preferred Securities, consolidate, amalgamate, merge with or into, be replaced by, or convey, transfer, or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if that consolidation, amalgamation, merger, replacement, conveyance, transfer, or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.
ARTICLE 10
MISCELLANEOUS PROVISIONS
     SECTION 10.1. Limitation of Rights of Holders.
     Except as set forth in Section 9.2, the death, termination, dissolution, occurrence of a Bankruptcy Event, or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of that person or any Holder for that person, to claim an accounting, take any action, or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations, or liabilities of the parties hereto or any of them.
     All parties to this Trust Agreement agree, and each Holder of any Trust Securities by that Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit against any Issuer Trustee or Administrator for any action taken or omitted by it as Issuer Trustee or Administrator, the filing by any party litigant in that suit of an undertaking to pay the costs of that suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in that suit, having due regard to the merits and good faith of the claims or defenses made by that party litigant; but the provisions of this paragraph shall not apply to any suit instituted by any Issuer Trustee or Administrator or to any suit instituted by any Holder or group of Holders of more than 10% in aggregate Liquidation Preference of the outstanding Trust Securities.
     SECTION 10.2. Amendment.
     (a) This Trust Agreement may be amended from time to time by the Administrators and the Holders of all of the Common Securities, without the consent of any Holder of the Preferred Securities to: (i) cure any ambiguity or correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provision with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement; (ii) modify, eliminate, or add to any provision of this Trust Agreement to such extent as shall be necessary to ensure that (A) the Issuer Trust will not be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes at all times any Trust Securities are outstanding, (B) the Issuer Trust will not be required to register as an “investment company” under the Investment Company Act, or (C) the treatment of the Preferred Securities as Tier 1 regulatory capital under the prevailing Federal Reserve Board rules and regulations; or (iii) conform the terms of this Trust Agreement to the description of this Trust Agreement and the Preferred Securities in the relevant prospectus filed or to be filed with the Commission with respect to the offer and sale of those Preferred Securities; provided, however, that in the case of either clause (i) or (ii), that action shall not adversely affect in any material respect the interests of any Holder; provided further, that in the case of clause (iii), the Sponsor shall deliver to the Property Trustee an Officers’ Certificate and an Opinion of Counsel (who may be counsel to the Issuer Trust), in each case confirming that such amendment has the effect of conforming the terms of this Trust Agreement to the descriptions of this Trust Agreement in that prospectus. Any such amendment shall become effective when notice is given to the Property Trustee, the Delaware Trustee, and the Holders of the Preferred Securities.
     (b) Except as provided in Section 10.2(c), any provision of this Trust Agreement may be amended from time to time by the Administrators, the Property Trustee, and the Holders of all of the Common Securities and (i) with the consent of the Majority Holders and (ii) upon receipt by the Issuer Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees or the Administrators in accordance with that amendment will not affect the Issuer Trust’s status as a grantor trust, cause the Issuer Trust to be taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes, or affect the Issuer Trust’s exemption from status as an “investment company” under the Investment Company Act.
     (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Holder (that consent being obtained in accordance with Section 6.3 or 6.6 hereof), this Trust Agreement may not be amended to: (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date; or (ii) restrict the right of a Holder set forth in this Trust Agreement to institute suit for the enforcement of any such payment on or after that date; and, notwithstanding any other provision herein, without the unanimous consent of the Holders (that consent being obtained in accordance with Section 6.3 or 6.6 hereof), this paragraph (c) of this Section 10.2 may not be amended.
     (d) Notwithstanding any other provision of this Trust Agreement, no Issuer Trustee or Administrator shall enter into or consent to any amendment to this Trust Agreement that would cause the Issuer Trust to fail or cease to qualify for the exemption from status as an “investment company” under the Investment Company Act, to be taxable as a corporation, or to be classified as other than a grantor trust for United States Federal income tax purposes.
     (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Sponsor and the Administrators, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Sponsor or the Administrators.

     (f) In the event that any amendment to this Trust Agreement is made, the Administrators or the Property Trustee shall promptly provide to the Sponsor a copy of that amendment.
     (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement that affects its own rights, duties, or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers’ Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.
     SECTION 10.3. Separability.
     In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 10.4. Governing Law.
     This Trust Agreement and the rights and obligations of each of the Holders, the Issuer Trust, the Sponsor, the Administrators, and the Issuer Trustees with respect to this Trust Agreement and the Trust Securities shall be construed in accordance with and governed by the laws of the State of Delaware without reference to its conflicts of laws provisions.
     SECTION 10.5. Payments Due on Non-Business Day.
     If the date fixed for any payment on any Trust Security is a day that is not a Business Day, that payment need not be made on that date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Section 4.2(d)), with the same force and effect as though made on the date fixed for that payment, and no Distributions shall accumulate on that unpaid amount for the period after that date.
     SECTION 10.6. Successors.
     This Trust Agreement shall be binding upon and inure to the benefit of any successor to the Sponsor, the Issuer Trust, any Administrator, and any Issuer Trustee, including any successor by operation of law. Except in connection with a consolidation, merger, or sale involving the Sponsor that is permitted under Article Eight of the Indenture and pursuant to which the assignee agrees in writing to perform the Sponsor’s obligations hereunder, the Sponsor shall not assign its obligations hereunder.
     SECTION 10.7. Headings.
     The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

     SECTION 10.8. Reports, Notices, and Demands.
     Any report, notice, demand, or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Sponsor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Preferred Securities, to that Holder as that Holder’s name and address may appear on the Securities Register; and (b) in the case of the Holder of the Common Securities or the Sponsor, to Wilmington Trust Corporation, Attention: [___], facsimile no.: (302) [___], or to such other address as may be specified in a written notice by the Holder of the Common Securities or the Sponsor, as the case may be, to the Property Trustee. That notice, demand, or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing, or transmission.
     That notice, demand, or other communication to or upon the Sponsor shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Sponsor.
     Any notice, demand, or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Issuer Trust, the Property Trustee, the Delaware Trustee, the Administrators, or the Issuer Trust shall be given in writing addressed to such Person as follows:
(a) with respect to the Property Trustee, to
Wells Fargo Bank, National Association
45 Broadway- 14th Floor
New York, New York 10006
Attention: Julie Salovich-Miller
(b) with respect to the Delaware Trustee, to
Wells Fargo Delaware Trust Company
919 North Market Street
Suite 1600
Wilmington, DE 19801
Attention: Tracy M. McLamb
with respect to the Administrators, to them at
Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: David R. Gibson and Gerard A. Chamberlain
and

     (c) with respect to the Issuer Trust, to its principal office specified in Section 2.2, with a copy to the Property Trustee. That notice, demand, or other communication to or upon the Issuer Trust, the Property Trustee, or the Administrators shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Issuer Trust, the Property Trustee, or that Administrator.
     SECTION 10.9. Agreement Not to Petition.
     Each of the Issuer Trustees, the Administrators, and the Sponsor agree for the benefit of the Holders that, until at least one year and one day after the Issuer Trust has been dissolved in accordance with Article 9, they shall not file, or join in the filing of, a petition against the Issuer Trust under any bankruptcy, insolvency, reorganization, or other similar law (including the United States Bankruptcy Code) (collectively, “Bankruptcy Laws”), or otherwise join in the commencement of any proceeding against the Issuer Trust under any Bankruptcy Law.
     If the Sponsor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Holders, that, at the expense of the Sponsor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of that petition by the Sponsor against the Issuer Trust or the commencement of that action and raise the defense that the Sponsor has agreed in writing not to take that action and should be stopped and precluded therefrom and those other defenses, if any, as counsel for the Property Trustee or the Issuer Trust may assert.
     SECTION 10.10. Trust Indenture Act; Conflict with Trust Indenture Act.
     (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by those provisions. If and to the extent any provision of this Trust Agreement limits, qualifies, or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, through operation of Section 318(c) thereof those imposed duties shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.
     (b) The Property Trustee shall be the only Issuer Trustee that is a trustee for the purposes of the Trust Indenture Act.
     (c) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Issuer Trust.
     SECTION 10.11. Acceptance of Terms of Trust Agreement, Guarantee Agreement, and Indenture.
     THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN THAT TRUST SECURITY OF ALL THE

TERMS AND PROVISIONS OF THIS TRUST AGREEMENT, THE GUARANTEE AGREEMENT, AND THE INDENTURE, AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AGREEMENT AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE ISSUER TRUST, THAT HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE, AND EFFECTIVE AS BETWEEN THE ISSUER TRUST AND THAT HOLDER AND SUCH OTHERS.
     SECTION 10.12. Counterparts.
     This Trust Agreement may be executed in one or more counterparts (including by means of signature pages sent by facsimile), each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
[Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Trust Agreement.

WILMINGTON TRUST CORPORATION
as Sponsor

By:

Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Property Trustee

By:

Name:
Title:

WELLS FARGO DELAWARE TRUST COMPANY
as Delaware Trustee

By:

Name:
Title:

as Administrator

By:

as Administrator

By:

Exhibit A

CERTIFICATE OF TRUST

OF WILMINGTON TRUST CAPITAL A
     This Certificate of Trust of Wilmington Trust Capital A is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the “Act”):
     1. NAME. The name of the statutory trust formed hereby is Wilmington Trust Capital A.
     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware are Wells Fargo Delaware Trust Company, 919 North Market Street, Suite 1600, Wilmington, Delaware 19801 Attention: Corporate Trust Administration.
     3. DULY AUTHORIZED. The Trustee is duly authorized to sign this Certificate of Trust.
     4. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.
     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WELLS FARGO DELAWARE TRUST COMPANY, as Delaware Trustee

By:	/s/ Amy L. Martin
Name:	Amy L. Martin
Title:	Vice President

Exhibit B

FORM OF COMMON SECURITIES CERTIFICATE
     THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE SPONSOR OR AN AFFILIATE OF THE SPONSOR IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.10 OF THE TRUST AGREEMENT

Certificate Number	Number of Common Securities
[ ]	[___]
Certificate Evidencing Common Securities
of
Wilmington Trust Capital A
[ %] Cumulative Common Securities
(liquidation amount $1,000 per Common Security)
     Wilmington Trust Capital A, a statutory trust created under the laws of the State of Delaware (the “Issuer Trust”), hereby certifies that Wilmington Trust Corporation (the “Holder”) is the registered owner of [                                        (                    )] Common Securities of the Issuer Trust, representing undivided common beneficial interests in the assets of the Issuer Trust and designated the Wilmington Trust Capital A [                    ] Cumulative Common Securities (liquidation amount $1,000 per Common Security) (the “Common Securities”). Except in accordance with Section 5.10 of the Trust Agreement (as defined below) and to the fullest extent permitted by applicable law, the Common Securities are not transferable and any attempted transfer hereof other than in accordance therewith shall be void. The designations, rights, privileges, restrictions, preferences, and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued under and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of                     , 20___, as the same may be amended from time to time (the “Trust Agreement”), among Wilmington Trust Corporation, as Sponsor, Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), as Property Trustee, Wells Fargo Delaware Trust Company, as Delaware Trustee, the Administrators, and the several holders of Trust Securities, including the designation of the terms of the Common Securities as set forth therein. The Issuer Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.
     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.
     Terms used but not defined herein have the meanings set forth in the Trust Agreement.

     IN WITNESS WHEREOF, one of the Administrators of the Issuer Trust has executed this certificate this ___ day of                     , 20___.

WILMINGTON TRUST CAPITAL A

By:
Name:
Title:	Administrator
B-2

Exhibit C
FORM OF GLOBAL PREFERRED SECURITIES CERTIFICATE
     This Preferred Securities Certificate is a Global Preferred Securities Certificate within the meaning of the Trust Agreement referred to hereinafter and is registered in the name of a Depositary or a nominee of a Depositary. This Preferred Securities Certificate is exchangeable for Definitive Preferred Securities Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, except in the limited circumstances described in the Trust Agreement.
     Unless this Global Preferred Security Certificate is presented by an authorized representative of The Depository Trust Company (“DTC”) to Wilmington Trust Capital A or its agent for registration of transfer, exchange, or payment, and any Global Preferred Security Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
     [NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “PLAN”), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY (A “PLAN ASSET ENTITY”), AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN, MAY ACQUIRE OR HOLD THIS PREFERRED SECURITIES CERTIFICATE OR ANY INTEREST HEREIN, UNLESS THAT PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 96–23, 95–60, 91–38, 90–1, OR 84–14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO THAT PURCHASE OR HOLDING AND, IN THE CASE OF ANY PURCHASER OR HOLDER RELYING ON ANY EXEMPTION OTHER THAN PTCE 96–23, 95–60, 91–38, 90–1, OR 84–14, HAS COMPLIED WITH ANY REQUEST BY THE SPONSOR OR THE ISSUER TRUST FOR AN OPINION OF COUNSEL OR OTHER EVIDENCE WITH RESPECT TO THE AVAILABILITY OF THAT EXEMPTION. ANY PURCHASER OR HOLDER OF THIS PREFERRED SECURITIES CERTIFICATE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN, OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96–23, 95–60, 91–38, 90–1, 84–14, OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO THAT PURCHASE OR HOLDING.]

Certificate Number	Number of Preferred Securities
CUSIP NO.
Certificate Evidencing Preferred Securities
of
Wilmington Trust Capital A
[    ] Cumulative Preferred Securities

(liquidation amount $1,000 per Preferred Security)
     Wilmington Trust Capital A, a statutory trust created under the laws of the State of Delaware (the “Issuer Trust”), hereby certifies that Cede & Co. (the “Holder”) is the registered owner of                    (                    ) Preferred Securities of the Issuer Trust representing an undivided preferred beneficial interest in the assets of the Issuer Trust and designated the Wilmington Trust Capital A [                    ] Cumulative Preferred Securities (liquidation amount $1,000 per Preferred Security) (the “Preferred Securities”). The Preferred Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences, and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued under and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of                     , 20___, as the same may be amended from time to time (the “Trust Agreement”), among Wilmington Trust Corporation, as Sponsor, Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), as Property Trustee, Wells Fargo Delaware Trust Company, as Delaware Trustee, the Administrators, and the several holders of Trust Securities, including the designation of the terms of the Preferred Securities set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, dated as of                     , 20___, (the “Guarantee Agreement”), by and between Wilmington Trust Corporation, as Guarantor, and Wells Fargo, as Guarantee Trustee, to the extent provided therein. The Issuer Trust will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.
     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder. Terms used but not defined herein have the meanings set forth in the Trust Agreement.

     IN WITNESS WHEREOF, one of the Administrators of the Issuer Trust has executed this certificate this ___ day of                     , 20___.

WILMINGTON TRUST CAPITAL A

By:
Name:
Title:	Administrator

PROPERTY TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Preferred Securities referred to in the above mentioned Trust Agreement.
Dated:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Property Trustee
By:
Name:
Title:

     ASSIGNMENT FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

     agent to transfer this Preferred Security Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.
Date:
Signature:
(Sign exactly as your name appears on the other side of this Preferred Security Certificate)
     The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.